CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2006, relating to the financial statements of Prentiss Properties Trust, which appears in Brandywine Operating Partnership, L.P.’s Current Report on Form 8-K/A dated September 26, 2006. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
November 3, 2006